EXHIBIT 99

FOR IMMEDIATE RELEASE April 19, 2007	Contact:	Jamie Chabra (614) 492-4960
Bob Evans Farms Announces Closing of 11 Bob Evans Restaurants
COLUMBUS, Ohio — Bob Evans Farms, Inc. (Nasdaq: BOBE) announced that it closed 11 Bob Evans Restaurants today. The restaurant properties are located in Florida, Missouri, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia. The company intends to sell the parcels.
Steve Davis, chairman of the board and chief executive officer of Bob Evans Farms, Inc., commented, “It is always a difficult decision for us to close restaurants, but the financial performance of these restaurants contributed to the decision to close these locations during our fourth quarter. Bob Evans enjoys strong brand loyalty across 18 states, and we remain committed to building the concept in areas that will be beneficial to our customers and the overall financial performance of the company. We still plan to build five new restaurants in fiscal 2008.”
“We understand that our employees at those restaurants strive to give their best everyday, and I applaud them for the job they’ve done. All of the employees at the affected units will be given the opportunity to transfer to one of our other restaurants,” said Davis.
Bob Evans Farms, Inc. (NASDAQ: BOBE) owns and operates 580 full-service, Bob Evans Restaurants in 18 states primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States. In addition, the company operates 110 Mimi’s Café casual restaurants located in 19 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company’s Web site at www.bobevans.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:
•	the failure to achieve and maintain positive same-store sales;
•	a decline in general economic conditions;
•	competition in the restaurant and food products industries;
•	the company’s ability to expand its restaurant base;
•	consumer acceptance of changes in menu, food products, prices, atmosphere and service procedures;
•	the company’s ability to hire and retain a sufficient number of qualified employees;
•	market concentration;
•	adverse weather conditions;
•	government regulation;
•	allegations related to food-related illnesses and health concerns regarding certain food products;
•	margin sensitivity;
•	consumer acceptance of the company’s restaurant concepts and food products in new markets;
•	fluctuations in quarterly operating results;
•	the adequacy of insurance loss estimates and reserves; and
•	protection of our trademarks and other intellectual property rights.
These risks are discussed more fully under the heading “Risk Factors” in Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2006. It is impossible to predict or identify all such risk factors. Consequently, no one should consider any such list to be a complete set of all potential risks and uncertainties. There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in the company’s filings with the Securities and Exchange Commission should also be consulted. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.